UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 25, 2006

DOBSON COMMUNICATIONS CORPORATION
(Exact name of Registrant as specified in its charter)

Oklahoma	000-29225	73-1513309
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
14201 Wireless Way
Oklahoma City, Oklahoma, 73134
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (405) 529-8500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.02 Termination of a Material Definitive Agreement.
     On January 25, 2006, Dobson Communications Corporation announced that it had called for redemption all of its outstanding shares of 12 1/4% Senior Exchangeable Preferred Stock (CUSIP: 256069-30-3) and 13% Senior Exchangeable Preferred Stock (CUSIP: 256072-50-5) (collectively, the “Preferred Stock”). Dividends on the shares of the Preferred Stock will cease to accrue on the redemption date, which is March 1, 2006. Upon completion of the redemption, Dobson’s obligations under the respective Certificates of Designation governing the Preferred Stock will be terminated.
     The cash redemption price for the 12 1/4% Senior Exchangeable Preferred Stock is $1,219.53 per share, which represents 100% of the liquidation preference, plus an amount in cash equal to all accumulated and unpaid dividends (including applicable interest for accrued but unpaid dividends) up to, but not including, the redemption date.
     The cash redemption price for the 13% Senior Exchangeable Preferred Stock is $1,269.93 per share, which represents 104.333% of the liquidation preference, plus an amount in cash equal to all accumulated and unpaid dividends (including applicable interest for accrued but unpaid dividends) up to, but not including, the redemption date.
     As of December 31, 2005, the outstanding liquidation preference of the 12 1/4% Senior Exchangeable Preferred Stock was $5 million, and the outstanding liquidation preference of the 13% Senior Exchangeable Preferred Stock was $28 million. The outstanding liquidation preferences for the Preferred Stock do not reflect accrued dividends and redemption premiums.
     A copy of the press release announcing the redemption of the Preferred Stock is attached as Exhibit 99.1 and is incorporated into this Current Report by reference.
Item 8.01 Other Events.
     On January 27, 2006, Dobson Communications Corporation issued a press release announcing that it had been designated an Eligible Telecommunications Carrier (“ETC”) for certain areas of Alaska and Minnesota. As a result of these ETC designations, Dobson expects to receive a total of approximately $30 million of federal universal service support annually, based on current funding projects and subscribers counts, of which approximately $25 million is expected to relate to areas located in Alaska served by Dobson Cellular Systems, Inc. and approximately $5 million is expected to relate to areas in Minnesota served by American Cellular Corporation. A copy of the press release announcing the ETC designations is attached as Exhibit 99.2 and is incorporated into this Current Report by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits:
99.1	Press Release dated January 25, 2006

99.2	Press Release dated January 27, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOBSON COMMUNICATIONS CORPORATION
Date: January 30, 2006	By:	/s/ Trent W. LeForce
	Name:	Trent W. LeForce
	Title:	Controller and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release dated January 25, 2006
99.2	Press Release dated January 27, 2006

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